U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM SB-2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

_______________________________________

PETROL OIL AND GAS, INC.

(Name of small business issuer in its charter)

Nevada	1311	90-0066187
(State or other	(Primary Standard	(IRS Employer
jurisdiction	of Industrial Classification	Identification
incorporation	or Code Number)	Number)
organization)

2300 Patrick Lane, Suite 26

Las Vegas, NV 89119

(702) 454-3394

(Address and telephone number of principal executive offices)

_______________________________________

401 Pearson Ave.

Waverly, Kansas 66871-9750

(Address of principal place of business or intended principal place of business)

Paul Branagan, President

PETROL OIL AND GAS, INC.

2300 Patrick Lane, Suite 26

Las Vegas, NV 89119

(702) 454-3394

(Name, address and telephone number of agent for service)

_______________________________________

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Approximate date of commencement of proposed sale to public: NOT APPLICABLE

_______________________________________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

This Post-Effective Amendment No. 1 to Form SB-2 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form SB-2 (SEC File No. 333-102643) is being filed by Petrol Oil and Gas, Inc. (the "Company") in order to deregister 2,649,527 shares of the Company's common stock which remain unsold under SEC File No. 333-102643.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas State of Nevada on April 6, 2004.

PETROL OIL AND GAS, INC.

By:/s/ Paul Branagan

Paul Branagan, President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement (SEC File No. 333-102643) has been signed below by the following persons in the capacities indicated on April 6, 2004.

Signature	Title(s)
/s/ Paul Branagan	President, CEO, Chairman, Secretary and Treasurer
Paul Branagan

/s/ Loren Moll	Director
Loren Moll

/s/ David Polay	Chief Financial Officer
David Polay